UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 587-5000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Hain Celestial Group, Inc., a Delaware corporation (the “Company”), entered into an agreement dated as of September 27, 2017 (the “Agreement”) with certain individuals affiliated with and investment funds managed by Engaged Capital, LLC (the “Engaged Group”).

Pursuant to the Agreement, the size of the existing Board of Directors of the Company (the “Board”) has been temporarily increased to 14 directors and Dr. Celeste A. Clark, Dean R. Hollis, Shervin J. Korangy, Jack L. Sinclair, Glenn W. Welling and Dawn M. Zier (the “Initial Nominees”) have been appointed as directors, effective immediately.

The Agreement further provides that, at the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”), it is expected that the size of the Board will be reduced to 11 directors and that three members of the incumbent Board will not stand for re-election. In addition, the Initial Nominees will be included in the Company’s slate of nominees for election as directors at the 2017 Annual Meeting and at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”). During the standstill period (the “Standstill Period”), which begins on the date of the Agreement and extends through and includes the date of the 2018 Annual Meeting, neither the Board nor any committee of the Board shall modify the size of the Board from 11 directors without the unanimous approval of the Board.

The Board will form a working group of the Board (the “Working Group”) which will work with an advisor to (1) review the Company’s portfolio of businesses, brands and operating strategy, (2) evaluate alternatives to create shareholder value and (3) make recommendations to the Board regarding such alternatives. Pursuant to the Agreement, the members of the Working Group will be Irwin D. Simon, the Company’s President, Chief Executive Officer and Chairman of the Board, Andrew R. Heyer, the Company’s lead independent director, along with Messrs. Welling and Korangy, all to the extent elected to serve on the Board, through and until the 2018 Annual Meeting.

Promptly following the 2017 Annual Meeting, the Agreement provides that the Board will take all necessary actions to cause the Compensation Committee of the Board to be comprised of Messrs. Welling, Zilavy and Sinclair, to the extent elected to serve on the Board through and until the 2018 Annual Meeting. It is expected that Mr. Zilavy shall serve as chairperson of the Compensation Committee.

The Company will be relieved of its obligations described above in the event that the Engaged Group ceases to be the beneficial owner of at least 4.9% of the Company’s then outstanding common stock (the “Common Stock”).

With respect to the shares of the Company’s Common Stock owned by the Engaged Group and its Affiliates (as defined in the Agreement), the Engaged Group has agreed to certain standstill, voting and other similar provisions in connection with entry into the Agreement, each as more thoroughly described in the Agreement. In particular, during the Standstill Period, the Engaged Group has agreed that it will, and shall cause each of its Affiliates to, among other things, vote all shares of Common Stock of the Company beneficially owned by the Engaged Group or such Affiliate (or otherwise for which it has voting rights) at such meeting (A) in favor of the slate of directors recommended by the Board and any other proposal supported by a majority of the Board; provided, however, the Engaged Group and its Affiliates are permitted to vote at their discretion with respect to the “say-on-pay” proposal brought before the stockholders at the 2017 Annual Meeting, (B) against any stockholder proposals or director nominations at such annual or special meeting which are not supported by the Board, and (C) in favor of the ratification of the appointment of such accounting firm as may be determined by the Board as the Company’s independent registered public accounting firm for the relevant fiscal year.

Pursuant to the Agreement, during the Standstill Period, except following unanimous approval of the Board, the Engaged Group has agreed that neither it nor its Affiliates will purchase or cause to be purchased or otherwise acquire (1) beneficial ownership of any Common Stock or other securities of the Company (other than securities issued pursuant to a plan established by the Board for members of the Board or a stock split, stock dividend or similar corporate action initiated by the Company with respect to any securities beneficially owned by the members of the Engaged Group or its Affiliates), if immediately after the taking of such action, the Engaged Group together with its Affiliates would, in the aggregate, beneficially own more than 14.9% of the then outstanding shares of Common Stock, or (2) interests in any of the Company’s indebtedness;

The Agreement will terminate at the end of the Standstill Period or other date established by mutual written agreement of the parties to the Agreement.

A copy of the Agreement is attached hereto as Exhibit 10.1 hereto, and the description above is not complete and is qualified in its entirety by the full text of the Agreement as attached and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the terms of the Agreement included under Item 1.01 is incorporated by reference into this Item 5.02.

The Initial Nominees will participate in the standard non-employee director compensation arrangements described in the Company’s definitive proxy statement on Schedule 14A to be filed with the Securities and Exchange Commission on or about October 16, 2017.

Item 8.01	Other Events

The Company issued a press release on September 28, 2017 (the “Press Release”) announcing the execution of the Agreement and the appointment of the Initial Nominees to the Board. A copy of the Press Release is attached hereto as Exhibit 99.1.

The Company expects to hold its 2017 Annual Meeting on November 16, 2017. In accordance with Rule 14a-5 and Rule 14a-8 under the Securities Exchange Act of 1934, because the Company did not hold an annual meeting last year, any stockholder proposal that is submitted in connection with the 2017 Annual Meeting, including proposals submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8, must be received by the Company before the printing and mailing of its proxy materials. We have set the deadline for receipt of all such proposals as the close of business on October 5, 2017. Any such proposal must comply with the requirements of Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission, and the Company’s Certificate of Incorporation and Bylaws, as applicable.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description

10.1	Cooperation Agreement dated as of September 27, 2017 by and among The Hain Celestial Group, Inc., a Delaware corporation, and with certain individuals affiliated with and investment funds managed by Engaged Capital, LLC listed on Annex A thereto.

99.1	Press Release of The Hain Celestial Group, Inc. dated September 28, 2017.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cooperation Agreement dated as of September 27, 2017 by and among The Hain Celestial Group, Inc., a Delaware corporation, and with certain individuals affiliated with and investment funds managed by Engaged Capital, LLC listed on Annex A thereto.

99.1	Press Release of The Hain Celestial Group, Inc. dated September 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2017

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Denise Faltischek
Name:	Denise Faltischek
Title:	Executive Vice President and General Counsel